Exhibit 3.1

The Companies Act 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

REDCLOUD HOLDINGS PLC

(Adopted by special resolution passed on

9 December 2024)

TAYLOR WESSING LLP

5 New Street Square

London EC4A 3TW

The Companies Act 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

REDCLOUD HOLDINGS PLC

(Adopted by special resolution passed on 9 December 2024)

1.	Preliminary

Table A and the Model Articles not to apply

1.1	The following articles shall be the articles of association of the Company and no regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as regulations or articles of the Company.

Interpretation

1.2	In these articles, unless the context otherwise requires, the following words and expressions have the meanings set out opposite them:

“Act” means the Companies Act 2006;

“these articles” means these articles of association as altered from time to time;

“Board” means the directors from time to time of the Company or the directors present at a meeting of the directors at which a quorum is present;

“Cash Memorandum Account” means an account so designated by the Operator of the relevant system concerned;

“certificated” in relation to a share means a share which is not an uncertificated share;

“Company” means RedCloud Holdings plc, registered in England and Wales with number 15647424;

“CREST” means the relevant system (as defined in the Regulations) of which Euroclear UK & Ireland Limited (formerly known as CRESTCo Limited) is the Operator (as defined in the Regulations);

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“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the Company, or otherwise approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee in shares or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts evidencing or recording the entitlement of the holders thereof, or account holders to or to receive such shares, rights or interests and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company, including for the avoidance of doubt DTC;

“DTC” means The Depository Trust Company and any affiliate or nominee therefor, including Cede & Co. and any successors thereto;

“electronic form” and “electronic means” have the same meaning as in section 1168 of the Act;

“hard copy form” has the same meaning as in section 1168 of the Act;

“month” means calendar month;

“NASDAQ” means the NASDAQ Stock Market of the NASDAQ OMX Group Inc.;

“NASDAQ Rules” means the rules of NASDAQ;

“Operator” has the meaning given in the Regulations;

“Ordinary Shares” means the ordinary shares of £0.001 each in the capital of the Company from time to time;

“paid” means paid or credited as paid;

“participating issuer” has the meaning given in the Regulations;

“participating security” has the meaning given in the Regulations;

“Preference Amount” means £49,999.999 per Preference Share;

“Preference Shares” means the preference shares of £49,999.999 each in the capital of the Company;

“properly authenticated dematerialised instruction” shall have the meaning given in the Regulations;

“record date” has the meaning given in article 31.17;

“Register” means the register of members of the Company;

“Registered Office” means the registered office of the Company from time to time;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 no. 3755) including any rules made thereunder or any regulations made in substitution for them for the time being in force;

“Relevant Class” has the meaning given in article 8.5;

“relevant system” has the meaning given in the Regulations;

“SEC” means the United States Securities and Exchange Commission;

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“Secretary” means the secretary for the time being of the Company or any other person appointed to perform the duties of the secretary of the Company including a joint, assistant or deputy secretary;

“Statutes” means the Act and all other statutes, orders, prospectus rules, listing rules (including the NASDAQ Rules), transparency rules, regulations and other subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

“Treasury Shares” has the meaning given in section 724 of the Act;

“uncertificated” in relation to a share means a share the title to which is recorded in the Register as being held in uncertificated form and which, by virtue of the Regulations, may be transferred by means of a relevant system;

“United Kingdom” includes England, Scotland, Wales and Northern Ireland but excludes the Channel Islands and the Isle of Man;

“working day” has the meaning given in section 1173(1) of the Act; and

“year” means calendar year.

1.3	In these articles:

(a)	reference to any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and for the time being in force and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

(b)	where the context so admits words and expressions used in the Regulations shall bear the same meaning in these articles;

(c)	references in these articles to a share (or to a holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security, provided that any reference to a share in uncertificated form applies only to a class of share which is, for the time being, a participating security, and only for as long as it remains a participating security;

(d)	a dematerialised instruction shall be treated for the purposes of these articles as properly authenticated if it complies with the specifications referred to in paragraph 5(b) of schedule 1 to the Regulations;

(e)	reference to the singular includes a reference to the plural and vice versa;

(f)	reference to any gender includes a reference to all other genders;

(g)	reference to writing shall include a reference to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise;

(h)	headings are included only for convenience and shall not affect meaning;

(i)	references to persons include bodies corporate, unincorporated associations and partnerships and any reference to any party who is an individual is also deemed to include their respective legal personal representatives;

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(j)	unless the context (or this article or article 1.2) otherwise require, words or expressions defined in the Act shall have the same meanings in these articles;

(k)	reference to presence at a general meeting or class meeting shall include presence of a member by one or more duly authorised representatives and shall include presence which is deemed in accordance with these articles (and “presence” shall be construed accordingly); and

(l)	references to a relevant system shall be deemed to relate to the relevant system in which the particular share or class of shares or renounceable right of allotment of a share concerned in the capital of the Company is a participating security for the time being and all references in these articles to the giving of an instruction by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Regulations and the giving of such instructions shall be subject to:

(i)	the facilities and requirements of the relevant system;

(ii)	the extent permitted by the Regulations; and

(iii)	the extent permitted by or practicable under the rules, procedures and practices from time to time of the Operator of the relevant system.

Registered Office

1.4	The Registered Office shall be at such place in England and Wales as the Board shall from time to time appoint.

2.	Share capital

Issued share capital

2.1	The issued share capital of the Company at the date of adoption of these articles is made up of Ordinary Shares and the Preference Shares.

Rights attached to the shares

2.2	Except as otherwise provided in these articles, the Ordinary Shares and the Preference Shares shall rank pari passu but they constitute separate classes of shares.

2.3	The Preference Shares are redeemable in accordance with article 3.3.

2.4	On a distribution of assets on a liquidation or a return of capital (other than a conversion, redemption or purchase of shares) the surplus assets of the Company remaining after payment of its liabilities shall be applied (to the extent that the Company is lawfully permitted to do so) first in paying to the holders of the Preference Shares, in priority to any other classes of shares, an amount per share held equal to the Preference Amount (provided that if there are insufficient surplus assets to pay the amounts per share equal to the Preference Amount, the remaining surplus assets shall be distributed to the holders of the Preference Shares pro rata to their respective holdings of Preference Shares) and second in distributing the balance among the holders of Ordinary Shares pro rata to their respective holdings of Ordinary Shares.

2.5	The Preference Shares shall not confer any voting rights on their holders.

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Liability of members

2.6	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Variation of rights

2.7	Whenever the share capital of the Company is divided into different classes of shares, the special rights for the time being attached to any share or class of share in the Company may, subject to the Statutes, be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting all the provisions of these articles relating to general meetings of the Company and to the proceedings at such general meetings shall with necessary modifications apply, except that:

(a)	the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value paid up of the issued shares of the class (but so that if at any adjourned meeting a quorum as defined above is not present, any one holder of any shares of the class present in person or by proxy shall be a quorum); and

(b)	any holder of shares of the class present in person or by proxy may demand a poll and every such holder shall on a poll have one vote for every share of the class held by him.

2.8	Article 2.7 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights of which are to be varied.

2.9	The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue of that class of shares, be deemed to be varied:

(a)	by the allotment or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects equally with such shares but in no respect in priority to such shares;

(b)	by the purchase by the Company of any of its own shares (and the holding of any such shares as Treasury Shares); or

(c)	by the Board resolving that a class of shares shall become, or the Operator of the relevant system permitting such class of shares to be, a participating security.

New shares

2.10	All new shares shall be subject to the provisions of the Statutes and of these articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

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Sub-division of shares

2.11	Whenever the Company sub-divides its shares, or any of them, into shares of smaller nominal value, the Company may, by ordinary resolution determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared to the others.

Fractions on consolidation

2.12	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular may sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members and the Board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Purchase of own shares

2.13	Where there are in issue securities convertible into or carrying a right to subscribe for equity shares of a class proposed to be purchased, a separate meeting of the holders of the convertible securities must be held and their approval by special resolution obtained before the Company enters into any contract to purchase equity shares of the relevant class. Subject to this and notwithstanding anything to the contrary contained in these articles, the rights and privileges attached to any class of shares shall be deemed not to be altered or abrogated by anything done by the Company in pursuance of any resolution passed under the powers conferred by the Statutes.

3.	Shares

Trust etc. interest not recognised

3.1	Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not be bound by or required in any way to recognise (even when it has notice) the terms of any trust on which any shares are held or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided by these articles or by law) any other right in respect of any share except an absolute right of the holder to the entirety of such share.

Rights attaching to shares on issue

3.2	Without prejudice to any special rights for the time being conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine).

Redeemable shares

3.3	Any share may be issued which is or is to be liable to be redeemed at the option of the Company or the holder, and the directors may determine from time to time the terms, conditions and manner of redemption of any such share.

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Board’s power to allot

3.4	Subject to any resolution of the Company, the Board may allot shares in the Company up to the amount and for the duration specified in the relevant resolution with or without conferring a right of renunciation, grant options over or otherwise dispose of shares to such persons, at such times and on such terms as it thinks fit.

Commissions on issue of shares

3.5	The Company may exercise the powers of paying commissions conferred by the Act. Subject to the Act and the NASDAQ Rules, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares, or partly in one way and partly in the other and may be in respect of a conditional or absolute subscription. The Company may also on any issue of shares pay such brokerage as may be lawful.

Renunciation of allotment

3.6	The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of such share by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

Register

3.7	The Company shall enter on the Register how many certificated and uncertificated shares each member holds.

4.	Share certificates

General

4.1	The Board may by resolution determine, either generally or in any particular case or cases, that share certificates need not be issued under a seal. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificate need not be autographic but may be applied to the certificates by mechanical means or may be printed on them or that the certificates need not be signed by any person.

4.2	A share certificate must include the following matters on its face (or on the reverse in the case of article 4.2(f)):

(a)	the authority under which the issuer is constituted and the country of incorporation and registered number;

(b)	the number or amount and class of securities the certificate represents and, if applicable, the number and denomination of units (in the top right-hand corner);

(c)	a footnote stating that no transfer of the security or any portion of the security represented by the certificate can be registered without production of the certificate;

(d)	if applicable, the minimum amount and multiples of that amount in which the security is transferable;

(e)	the date of the certificate; and

(f)	for shares with preferential rights, on the face (or, if not practicable, on the reverse), a statement of the conditions as to capital, dividends and (where applicable) conversion or redemption.

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Joint holders

4.3	In the case of a certificated share held jointly by several persons the Company shall not be bound to issue more than one certificate for such certificated share and delivery of a certificate to one of two or more joint holders shall be sufficient delivery to all.

Issue of share certificate

4.4	Subject to the provisions of these articles, every person whose name is entered in the Register in respect of any certificated shares of any one class, shall upon the issue or transfer of such certificated shares, be entitled without payment to a certificate for such certificated shares (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within fourteen days after lodgement of the transfer or (in the case of a transfer of partly-paid shares) within two months after lodgement of transfer.

Balance certificate

4.5	Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such certificated shares shall be issued without charge.

Replacement of share certificates

4.6	Any two or more certificates representing certificated shares of any one class held by any member may at his request and or surrender of the original certificates be cancelled and a single new certificate for such shares issued in lieu without charge.

4.7	If any member shall surrender for cancellation a share certificate representing certificated shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportion as he may specify, the Board may, if it thinks fit, comply with such request.

4.8	If a share certificate shall be defaced, worn out or alleged to have been lost, stolen or destroyed, it shall be replaced without charge (other than exceptional out-of-pocket expenses) but on such terms (if any) as to evidence and indemnity and to payment of any expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, where it is defaced or worn out, after delivery of the old certificate to the Company.

4.9	In the case of certificated shares held jointly by several persons any request for a new share certificate may be made by any one of the joint holders.

5.	Calls on shares

Power to make calls

5.1	The Board may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable by instalments. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of shares in respect of which the call was made.

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Liability for calls

5.2	Each member shall (subject to receiving no fewer than fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the sum called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share. A call may before receipt of the Company of any sum due thereunder be revoked or postponed in whole or in part as regards all or any members as the Board may determine.

Interest on overdue sums

5.3	If a sum called in respect of a share is not paid before or on the day appointed for payment of such sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of such sum to the time of actual payment at such rate (not exceeding any maximum rate specified by the Act or by an order made by the Secretary of State) as the Board determines but the Board shall be at liberty to waive payment of such interest wholly or in part.

Other sums due on shares

5.4	Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Power to differentiate between holders

5.5	The Board may on the allotment or issue of shares differentiate between the allottees or holders of such shares as to the calls to be made and the times of payment.

Payment of calls in advance

5.6	If the Board thinks fit the Company may receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become payable) pay interest at such rate, not exceeding 5 per cent. per annum, or such other maximum amount as may be specified by the Act or an order made by the Secretary of State, as the Board may decide. While any amount paid up in advance of calls on any share may entitle the holder of the share to interest (if the directors so agree) it shall not entitle the holder to participate in respect of that amount in any dividend.

6.	Forfeiture and lien

Notice on failure to pay a call

6.1	If a member fails to pay in full any call or instalment of a call on the due date for payment of such call or instalment, the Board may at any time after the failure serve a notice on him or any person entitled to the shares by transmission requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued on such call or instalment and any expenses incurred by the Company by reason of such non-payment. The rate of interest may be fixed by the terms of the issue of the shares or, if the rate is not fixed, may be determined by the Board but shall not exceed the maximum amount fixed by the Act.

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6.2	The notice shall name a further day (being not fewer than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance with such notice the shares on which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

6.3	If the requirements of any such notice as is referred to in the preceding article are not complied with, any share in respect of which such notice has been given may at any time after the non-compliance, before payment of all calls and interest and expenses due in respect of such share has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Board may accept a surrender of any share liable to be forfeited under these articles.

Notice on previous holder

6.4	Where any share has been forfeited, notice of the forfeiture shall be served upon the person who was the holder of the share before forfeiture or, in the case of a person entitled to such share by transmission, upon such person (as the case may be). An entry recording the fact that notice of forfeiture has been given and that the share has been forfeited shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated in any manner by any omission or neglect to give such notice or make such entry.

Disposal of forfeited shares

6.5	Subject to the provisions of the Act, a share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or disposed of in any other way either to the person who was the holder of such share or entitled to such share before such forfeiture or surrender, or to any other person upon such terms and in such manner as the Board shall think fit and at any time before a sale, re-allotment or other disposition the forfeiture may be annulled by the Board on such terms as it thinks fit. The Board may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person.

Holder to remain liable despite forfeiture

6.6	A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest on such shares at such rate (not exceeding any maximum amount specified by the Act or by an order made by the Secretary of State) as the Board may determine from the date of forfeiture or surrender until payment. The Board may at its absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.

Lien on partly paid shares

6.7	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this article.

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Sale of shares subject to lien

6.8	The Company may sell in such manner as the Board thinks fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled to such share by reason of his death, bankruptcy, liquidation or otherwise.

Proceeds of sale of shares subject to lien

6.9	The net proceeds of sale of shares subject to a lien (after payment of the costs of such sale) shall be applied in or towards payment or satisfaction of the debts or liabilities in respect of which the lien exists so far as the same are presently payable and any residue shall (subject to a like lien for liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

Evidence of forfeiture

6.10	A statutory declaration in writing that the declarant is a director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy obligations covered by a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share. Such declaration shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase moneys (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or other disposal of the share.

6.11	The forfeiture of a share shall extinguish at the time of forfeiture all interest in and claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these articles expressly saved, or as are by the Act given or imposed in the case of past members.

7.	Transfer of shares

Transfer of securities without a written instrument

7.1	Title to any securities of the Company may be evidenced and title to and interests in securities may be transferred without a written instrument in accordance with statutory regulations from time to time made under the Statutes, and the Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

Form of transfer

7.2	Subject to articles 7.1 and 8, all transfers of certificated shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Board and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. In relation to both certificated and uncertificated shares, the transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of such shares. All instruments of transfer which are registered may be retained by the Company.

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Right to refuse to register a transfer

7.3	The Board may in its absolute discretion refuse to register any transfer of any certificated share which is not a fully paid share, provided that the Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to NASDAQ on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

Other rights to decline registration

7.4	The Board may decline to recognise any instrument of transfer relating to certificated shares unless:

(a)	the instrument of transfer:

(i)	is in respect of only one class of share;

(ii)	is lodged at the Registered Office or such other place as the Board may appoint;

(iii)	is accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(iv)	is duly stamped (if so required); and

(b)	in the case of a transfer to joint holders, the number of joint holders does not exceed four.

Notice of refusal

7.5	If the Board refuses to register a transfer, it shall send notice of the refusal to the transferee as soon as practicable and in any event within two months of the date on which the transfer was lodged with the Company. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected or actual fraud) be returned to the person depositing it.

Transfer without certificate

7.6	In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgement of share certificates with the instrument of transfer will only be necessary if and to the extent that certificates have been issued in respect of the shares in question. The expressions “recognised clearing house” and “recognised investment exchange” shall have the meanings given to them in the Financial Services and Markets Act 2000.

Branch register

7.7	Subject to and to the extent permitted by the Statutes and the Regulations, the Company, or the Board on behalf of the Company, may cause a branch register to be kept in any territory of members resident in such territory, and the Board may make and vary such regulations as they may think fit in respect of the keeping of any such register, provided, however, that those members who hold uncertificated shares may not be entered as holders of those shares on an overseas branch register.

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No fee for registration

7.8	No fee will be charged by the Company in respect of the registration of any instrument of transfer, or probate, or letters of administration, or certificate of marriage or death, or stop notice, or power of attorney, or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

8.	Uncertificated shares

8.1	Save where NASDAQ otherwise agrees and subject to the NASDAQ Rules, all shares shall be eligible for electronic settlement, which includes settlement by a relevant system.

8.2	Shares of a class shall not be treated as forming a separate class from other shares of that class merely because any such shares are held from time to time in uncertificated form or are permitted in accordance with the Regulations to become a participating security.

8.3	The directors shall have power to implement such arrangements as they may, in their absolute discretion, think fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the relevant system concerned). Where they do so, articles 8.4 and 8.5 shall commence to have effect immediately prior to the time at which the Operator of the relevant system concerned permits the class of shares concerned to be a participating security.

8.4	These articles shall apply to uncertificated shares, save that, in relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	the Regulations.

8.5	Without prejudice to the generality of article 8.4 and notwithstanding anything contained in these articles, where any class of shares is, for the time being, a participating security (such class being referred to in these articles as the “Relevant Class”):

(a)	the register relating to the Relevant Class shall be maintained at all times in the United Kingdom;

(b)	shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

(c)	unless the directors otherwise determine, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(d)	shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;

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(e)	title to shares of the Relevant Class which are recorded on the register as being held in uncertificated form may be transferred by means of the relevant system concerned and accordingly (and in particular) article 7 shall not apply in respect of such shares to the extent that that article requires or contemplates the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred; and

(f)	no provision of these articles shall apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.

8.6	Where the Company is entitled under the Statutes, the Regulations, the rules, procedures or practices of any relevant system or in accordance with the NASDAQ Rules to dispose of, forfeit, accept the surrender of, enforce a lien over, re-allot or sell, transfer or otherwise procure the sale of any shares which are held in uncertificated form, the Board shall have the power to take such steps as the Board considers appropriate, by instruction by means of a relevant system or otherwise, to effect such disposal, forfeiture, surrender, enforcement, re-allotment, sale or transfer and such powers shall include the right to:

(a)	request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or

(b)	alter such computer-based entries so as to divest the registered holder of such shares of the power to transfer such shares to a person other than the transferee, purchaser or his nominee identified by the Company for this purpose; and/or

(c)	require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to convert his holding of such uncertificated shares into certificated form within such period as may be specified in the notice prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps as may be necessary to sell or transfer such shares; and/or

(d)	appoint any person to take such other steps in the name of the holder of such shares as may be required to effect the conversion and/or transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned.

9.	Transmission of shares

Persons entitled on death

9.1	On the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person or persons recognised by the Company as having any title to or interest in the shares, but nothing in this article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

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Election by persons entitled by transmission

9.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise by operation of law to such entitlement may, (subject as provided in these articles) upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, either be registered himself as holder of the share upon giving to the Company notice in writing of his desire to be so registered or transfer such share to some other person. If he shall elect to have his nominee registered, he shall signify his election:

(a)	if such share is a certificated share, by signing an instrument of transfer of such share in favour of his nominee; and

(b)	if such share is an uncertificated share, either by procuring that instructions are given by means of the relevant system to effect the transfer of the share to that nominee or by changing the share to a certificated share and transfer it in accordance with article 9.2(a).

All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death or bankruptcy of the member or other event had not occurred and the notice or transfer were a transfer executed by such member. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall, within two months after being so satisfied, cause the entitlement of that person to be noted in the Register.

Rights of persons entitled by transmission

9.3	Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or other event giving rise by operation of law to such entitlement (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share (and the rights of the registered holder in relation to such share shall cease) except that he shall not be entitled in respect of such share (except with the authority of the Board) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may after that withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

10.	Share warrants to bearer

Share warrants to bearer may be issued by the Board in respect of fully-paid shares on such terms and conditions as to voting and in all other respects as they may prescribe, providing that no new share warrant to bearer shall be issued to replace one that has been lost unless it is proved beyond reasonable doubt to the satisfaction of the Board to have been destroyed. The bearer of a share warrant shall be subject to the terms and conditions governing share warrants for the time being in force, whether made before or after the issue of such share warrant.

11.	General meetings

Annual general meetings

11.1	The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes at such time and place as the Board may determine.

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Calling of general meetings

11.2	The Board may whenever it thinks fit, and shall on members’ requests in accordance with the Act, proceed with proper expedition to convene a general meeting.

12.	Notice of general meetings

Length of notice for general meetings and persons entitled to receive notice

12.1	Any notice of general meeting may be given by the Company:

(a)	in hard copy form;

(b)	in electronic form; or

(c)	by means of a website,

or partly by one of these means and partly by another of these means, in each case, in accordance with any relevant provisions of the Act. Notices of general meeting shall be given in accordance with article 35.

12.2	An annual general meeting and all other general meetings of the Company shall be called by at least such minimum notice period as is prescribed or permitted under the Act.

12.3	The notice shall be given to the members (other than any who, under the provisions of these articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the directors and to the auditors. The notice shall also be given to any other person entitled to receive such notice under the Act.

12.4	The Board may determine that persons entitled to receive notice of meetings are those persons entered on the Register at the close of business on a day determined by the Board, but if the Company is a participating issuer, the day determined by the Board may not be more than 21 days before the date upon which the relevant notice is being sent.

Contents of notice of general meetings

12.5	Every notice calling a general meeting shall:

(a)	specify the place and the day and time of the meeting, and contain a reasonably prominent statement informing the member of his rights to appoint proxies under the Act and any more extensive rights conferred by these articles (or such other statement as may from time to time be required under the Statutes);

(b)	in the case of an annual general meeting, specify the meeting as such;

(c)	in the case of any annual general meeting (but not any other general meeting) at which business other than ordinary business is to be transacted or any general meeting other than an annual general meeting, specify the general nature of such business; and

(d)	if any resolution is to be proposed as a special resolution, set out in full the resolution to be proposed as a special resolution.

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Ordinary business

12.6	Ordinary business in relation to an annual general meeting shall mean:

(a)	receiving, considering and adopting the annual accounts and the report of the directors and the auditors on the annual reports;

(b)	receiving, considering and adopting the annual directors’ remuneration report;

(c)	declaring a dividend;

(d)	reappointing auditors and authorising the Board to fix their remuneration; and

(e)	renewing or regranting an existing authority for a scrip dividend alternative.

Postponement of a general meeting

12.7	If, after the sending of notice of a general meeting but before the meeting is held (or after the adjournment of a general meeting but before the adjourned meeting is held), the directors decide that it is impracticable or undesirable to hold the meeting at the declared time and/or place(s) and/or use the declared means of attendance and participation, they may postpone the time at which the meeting is to be held, change the place(s) and/or change the means of attendance and participation, and in any such case:

(a)	no new notice of the meeting need be sent, but the directors shall, if practicable, advertise the new date, time and place(s) of, and means of attendance and participation at, the meeting in at least two national daily newspapers and shall take reasonable steps to ensure that any member attempting to attend the meeting at the original time, place(s) and means of attendance and participation is informed of the new arrangements; and

(b)	a proxy appointment in relation to the meeting may be delivered or received, at the address or addresses specified by or on behalf of the Company in accordance with these articles, at any time not less than 48 hours before any postponed time appointed for holding the meeting.

12.8	The directors may use the power under article 12.7 any number of times in relation to the same meeting.

13.	Proceedings at general meetings

Chairman

13.1	The chairman of the Board (if any), failing whom the deputy chairman (if any), shall preside as chairman at a general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor deputy chairman is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the directors present shall choose one of their number (or, if no director is present or if all the directors present decline to take the chair, the persons present and entitled to vote on a poll shall choose one of their number), to be chairman of the meeting.

Quorum

13.2	No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by proxy and entitled to attend and vote at that meeting shall be a quorum for all purposes.

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Directors and other persons may attend and speak

13.3	Any director and any person appointed as proxy (and any other person invited by the chairman to do so) shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company.

Adjournment

13.4	The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) to another time or place where it appears to him that:

(a)	the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

(b)	the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

13.5	The chairman of any general meeting may with the consent of the meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or without a date being fixed) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned without a date being fixed, the time and place for any adjourned meeting shall be fixed by the Board, provided that the time and place at which it is to be taken was announced at the meeting at which it was demanded.

13.6	When a meeting is adjourned for thirty days or more or without a date being fixed, not fewer than seven days’ notice of any adjourned meeting shall be given in the same manner as in the case of the original meeting.

13.7	If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (not being fewer than fourteen nor more than twenty-eight days after such meeting) and at such other time or place as the chairman of the meeting may determine and at such adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not fewer than seven days’ notice in writing of any meeting adjourned through want of a quorum and such notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

Notice of adjourned meeting

13.8	Except as expressly provided in these articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

13.9	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by an error in such ruling. In the case of a resolution duly proposed as a special resolution no amendment to such resolution (other than a mere clerical amendment or to correct a patent error) may in any event be considered or voted upon.

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Security and other arrangements at meetings

13.10	The Board may from time to time make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including the requiring of evidence of identity to be produced by a person attending the meeting, the searching of a person attending the meeting and the restriction of the items of property which may be taken into the meeting place. The Board may refuse entry to, and/or remove from, a meeting any person who refuses to comply with these arrangements or restrictions.

Declaration by chairman

13.11	Unless a poll is required a declaration by the chairman of the meeting that a resolution has been carried on a show of hands, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minutes of the meeting signed or purporting to be signed by the chairman of the meeting or by the chairman of the next following general meeting, shall in the absence of manifest error, be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

Demand for poll

13.12	Subject to article 13.18, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by:

(a)	the chairman of the meeting;

(b)	not fewer than five members present in person or by proxy and entitled to vote on the resolution;

(c)	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as Treasury Shares); or

(d)	a member or members present in person or by proxy and holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as Treasury Shares).

Withdrawal of demand for poll

13.13	A demand for a poll may be withdrawn at any time before the poll is taken or the close of the meeting, whichever is earlier, but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

Procedure on a poll

13.14	If a poll is required, it shall be taken in such a manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

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Timing of poll

13.15	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately, provided that the time and place at which it is to be taken was announced at the meeting at which it was demanded.

Continuing the meeting after a demand for a poll

13.16	A demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Telephone meetings

13.17	General meetings and annual general meetings may take place by means of a conference telephone or similar communications system whereby all those participating in the meeting can hear and address each other. Such participation shall be deemed to constitute presence in person at such meeting for all purposes including that of establishing a quorum and entitlement to vote. A resolution passed at any meeting held in the above manner, shall be as valid and effectual as if it had been passed at a general meeting or annual general meeting, duly convened and held.

Method of voting – shares held by DTC

13.18	For so long as any shares in the Company are held in a settlement system operated by DTC:

(a)	any resolution put to vote at a general meeting of the Company shall be decided on a poll; and

(b)	this article 13.18 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

14.	Votes of members

Votes attaching to shares

14.1	Subject to the provisions of the Act and the NASDAQ Rules and to any special rights or restrictions as to voting attached to any shares or class of shares or otherwise provided by these articles:

(a)	on a show of hands:

(i)	every member who is present in person shall have one vote;

(ii)	every proxy present who has been duly appointed by one or more members entitled to vote on the resolution shall have one vote, except that if the proxy has been duly appointed by more than one member entitled to vote on the resolution and is instructed by one or more of those members to vote for the resolution and by one or more others to vote against it, or is instructed by one or more of those members to vote in one way and is given discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way) he shall have one vote for and one vote against the resolution; and

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(iii)	every corporate representative present who has been duly authorised by a corporation shall have the same voting rights as the corporation would be entitled to; and

(b)	on a poll every member who is present in person or by duly appointed proxy or corporate representative shall have one vote for every share of which he is the holder or in respect of which his appointment of proxy or corporate representative has been made.

14.2	A member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

No chairman’s casting vote

14.3	In the case of an equality of votes, whether on a show of hands or on a poll, no person shall have a second or casting vote.

Voting record date

14.4	For the purposes of determining which persons are entitled to attend or vote at a general meeting and how many votes such persons may cast, the Company may specify in the notice convening the meeting a time, being not more than 48 hours before the time fixed for the meeting (and for this purpose no account shall be taken of any part of a day that is not a working day), by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

Votes of joint holders

14.5	In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

Votes by guardian

14.6	Where in the United Kingdom or elsewhere a guardian, receiver, curator bonis or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder or being otherwise incapable of managing his affairs, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, permit such guardian, receiver, curator bonis or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

Restriction of rights of members where calls outstanding

14.7	Unless the Board otherwise determines, no member shall be entitled to receive any dividend or to be present and vote at a general meeting or at any separate general meeting of the holders of any class of shares either personally or by proxy, or to be reckoned in a quorum, or to exercise any other right or privilege conferred by membership in respect of a share held by him in relation to meetings of the Company unless and until he shall have paid all calls or other sums presently due and payable by him in respect of that share, whether alone or jointly with any other person, to the Company.

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Validity and result of vote

14.8	No objection shall be raised as to the admissibility of any vote or to the counting of, or failure to count, any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered or at which any errors occurs and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

14.9	The Company is not obliged to check whether proxies, or corporate representatives, have voted in accordance with instructions given to them by the member appointing them. Subject to article 14.10, a vote cast by a proxy or corporate representative which is not in accordance with such instructions will not invalidate the results of the meeting.

14.10	Unless a poll is taken a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

15.	Disclosure of interests

15.1	For the purposes of these articles, unless the context otherwise requires:

(a)	“Disclosure Notice” means a notice issued by or on behalf of the Company requiring information about interests in its shares pursuant to section 793 of the Act;

(b)	“Specified Shares” means all or, as the case may be, some of the shares specified in a Disclosure Notice;

(c)	“Restrictions” means one or more, as determined by the Board, of the following:

(i)	that the member holding the Specified Shares shall not be entitled, in respect of those shares, to attend or be counted in the quorum or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares or upon any poll or to exercise any other right or privilege in relation to any general meeting or any meeting of the holders of any class of shares;

(ii)	that, unless effected pursuant to article 15.3(c), no transfer of the Specified Shares in certificated form shall be effective or shall be registered by the Company;

(iii)	that no dividend or other money payable shall be paid in respect of the Specified Shares and that, in circumstances where an offer of the right to elect to receive shares instead of cash in respect of any dividend is or has been made, any election made under that offer in respect of such Specified Shares shall not be effective, provided that only the restriction referred to in article 15.1(c)(i) may be determined by the Board to apply if the Specified Shares represent less than 0.25% of the relevant class (calculated exclusive of any Treasury Shares of that class) at the time of issue of the Disclosure Notice;

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(d)	“Restriction Notice” means a notice issued by or on behalf of the Company stating, or substantially to the effect, that the Specified Shares referred to in that notice shall be subject to one or more of the Restrictions stated in that notice;

(e)	a person other than the member holding a share shall be treated as appearing to be interested (as that word is construed for the purposes of Part 22 of the Act) in that share if:

(i)	the member has informed the Company, whether under any statutory or regulatory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the Disclosure Notice is issued, so interested;

(ii)	the Board (after taking account of any information obtained from the member or, pursuant to a Disclosure Notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the Disclosure Notice is issued, so interested; or

(iii)	in response to a Disclosure Notice, the member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Company has reasonable cause to believe that such person is or may be so interested; and

(f)	the Company shall not be treated as having received the information required by a Disclosure Notice in accordance with the terms of such Disclosure Notice in circumstances where the Board knows or has reasonable cause to believe that the information provided is false or materially incorrect.

15.2	Notwithstanding anything in these articles to the contrary, if:

(a)	a Disclosure Notice has been sent or supplied to a member or any other person appearing to be interested in the Specified Shares; and

(b)	the Company has not received (in accordance with the terms of such Disclosure Notice) the information required in the notice in respect of any of the Specified Shares within fourteen days after such Disclosure Notice was sent or supplied, then the Board may determine that the member holding the Specified Shares shall, upon the issue of a Restriction Notice referring to those Specified Shares in respect of which information has not been received, be subject to the Restrictions referred to in such Restriction Notice, and upon the issue of such Restriction Notice such member shall be so subject. As soon as practicable after the issue of a Restriction Notice the Company shall serve a copy of the notice on the member holding the Specified Shares but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of this article.

15.3	The Restrictions on shares shall cease to apply:

(a)	either in whole or in part at any time the Board may determine;

(b)	upon the Company receiving in accordance with the terms of the relevant Disclosure Notice the information required in that Disclosure Notice in respect of those shares; or

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(c)	if the Company receives an executed instrument of transfer (or a transfer of uncertificated shares is effected under the relevant system) in respect of those shares, which would otherwise be given effect to, pursuant to a sale to a party not connected (within the meaning given in section 839 of the Income and Corporation Taxes Act 1988) with the member holding such shares or with any other person appearing to be interested in such shares where such sale is:

(i)	on a NASDAQ or any other recognised investment exchange (within the meaning given in section 285 of the Financial Services and Markets Act 2000);

(ii)	on any stock exchange outside the United Kingdom on which the Company’s shares are normally dealt; or

(iii)	on the acceptance of an offer made to all the holders (or all the holders other than the person making the offer or his nominees) of the shares of the class of which the shares subject to the Restrictions form part to acquire those shares or a specified portion of them.

15.4	Subject to the requirements of the NASDAQ Rules, notwithstanding article 15.3(c) the Restrictions on shares shall continue to apply if within ten days of receipt of the instrument of transfer the Board decides that it has reasonable cause to believe that the change in the registered holder of those shares would not be as a result of an arm’s length sale resulting in a material change in the beneficial interests in those shares. Where the Board makes a decision pursuant to this article 15.4, the Company shall notify the purported transferee of the decision as soon as practicable and any person may make representations in writing to the Board concerning the decision. The Company shall not be liable to any person as a result of having imposed Restrictions or deciding that such Restrictions shall continue to apply if the Board acted in good faith.

15.5	Where dividends or other moneys are not paid as a result of Restrictions having been imposed on shares, such dividends or other moneys shall accrue and, upon the relevant restriction ceasing to apply, shall be payable (without interest) to the person who would have been entitled had the restriction not been imposed.

15.6	Shares which the Company offers or procures to be offered pro rata (or pro rata ignoring fractional entitlements and ignoring shares not offered to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) to holders of shares which are subject to Restrictions shall on issue become subject to the same Restrictions.

15.7	The Board shall at all times have the right, at its discretion, to suspend, in whole or in part, any Restriction Notice either permanently or for any given period and to pay to a trustee any dividend payable in respect of any shares subject to Restrictions or in respect of any shares issued in right of shares subject to Restrictions. Notice of any suspension, specifying the sanctions suspended and the period of suspension, shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

15.8	The limitations on the powers of the Board to impose and retain Restrictions are without prejudice to the Company’s power to apply to the court pursuant to the Statutes to apply the Restrictions or any other restrictions on any conditions.

15.9	Where Specified Shares in which a person appears to be interested are held by a Depositary, the provisions of this article 15 (including any Restrictions) shall be treated as applying only to those Specified Shares held by the Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary and references to Specified Share or Specified Shares shall be construed accordingly.

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15.10	Where a member on whom a Disclosure Notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the Specified Shares held by it as has been recorded by the Depositary and the provision of such information shall be at the Company’s cost.

16.	Proxies

Proxy need not be a member

16.1	A proxy need not be a member of the Company.

More than one proxy may be appointed

16.2	A member may appoint more than one proxy to attend on the same occasion, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

16.3	When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered or received, the directors shall determine which instrument shall be treated as valid in respect of that share or, if unable to do so, may determine that none of them shall be treated as valid in respect of that share.

Appointment of proxy

16.4	The appointment of a proxy shall be executed in any usual or common form (including with respect to any shares held by a Depositary, an omnibus proxy which enables the Depositary to exercise rights in a number of different ways for the shares that it holds) or in any other form which the Board may approve; and (subject to article 16.8 below in the case of appointments in electronic form):

(a)	in the case of an individual, an appointment of a proxy shall be signed by the appointor or by his attorney; and

(b)	in the case of a corporation, an appointment of a proxy shall be either given under its common seal or signed on its behalf by an officer, attorney or other person authorised to sign it.

Board may supply proxy forms

16.5	The Board may at the expense of the Company send, by post or otherwise, instruments of proxy (reply-paid or otherwise) to members for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall, subject to article 12.3, be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

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Signature on proxy

16.6	The signature on an appointment of a proxy need not be witnessed. Subject to article 16.8 below in the case of appointments in electronic form, where an appointment of a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy of such letter or power of attorney must (failing previous registration with the Company) be lodged with a written appointment of proxy pursuant to the following article, failing which the appointment may be treated as invalid.

Receipt of appointment of proxy

16.7	An appointment of a proxy must:

(a)	in the case of an instrument in writing, be deposited at the Registered Office or such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting or in any instrument of proxy sent out by the Company no fewer than forty-eight hours (excluding days that are not a working day) before the time appointed for the holding of the meeting or adjourned meeting;

(b)	in the case of an appointment in electronic form and sent by electronic means, where an address has been:

(i)	given by the Company in the notice convening the meeting;

(ii)	given by the Company in any instrument of proxy sent out by the Company in relation to the meeting or otherwise given by the Company when sending out an instrument of proxy for the purposes of the meeting;

(iii)	given by the Company in any invitation in electronic form to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	made available on the website on which the information relating to the relevant general meeting required by section 311A (1) of the Act is made available,

be received at such address no fewer than forty-eight hours (excluding days that are not a working day) before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(c)	or, in the case of a poll taken more than forty-eight hours (excluding days that are not a working day) after it was demanded (whether the appointment is contained in an instrument in writing or in electronic form), no fewer than 24 hours (excluding days that are not a working day) before the time appointed for the taking of the poll at which it is to be used, and an appointment of proxy which is not deposited, delivered or received in such a manner shall not be treated as valid. An appointment of proxy relating to more than one meeting (including any adjournment of such meeting) having once been so delivered for the purposes of any meeting shall not have to be delivered again for the purposes of any subsequent meeting to which it relates.

16.8	Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the directors may from time to time permit appointments of a proxy to be made by electronic means in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder of a share.

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Rights of proxy

16.9	An appointment of a proxy shall be deemed to include the right to attend and to speak and vote at the meeting, together with the right to demand or join in demanding a poll. The appointment shall, unless the contrary is stated on or in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates. No appointment of a proxy shall be valid, in the case of a written instrument of proxy, after the expiration of twelve months from the date named in the instrument of proxy as the date of its execution or, in the case of the appointment of a proxy in electronic form, after the expiration of twelve months from the date on which it was received by or on behalf of the Company. Delivery of an appointment of a proxy shall not preclude a member from attending and voting at the meeting or poll convened.

Revocation of proxy

16.10	Neither a vote cast or demand for a poll made by a proxy at a general meeting nor anything a proxy does as chairman of a general meeting nor any decision as to whether a proxy counted in deciding whether there was a quorum at a general meeting shall be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or by the revocation or determination of the authority under which the appointment was made or the transfer of the share in respect of which the appointment of proxy was executed unless written notice of such death, insanity, revocation, determination or transfer shall have been received by the Company:

(a)	at the Registered Office (or at the address at which the instrument of proxy was duly deposited); or

(b)	where the appointment of the proxy was sent by electronic means, at the address at which such appointment was duly received,

at least 48 hours (excluding days that are not a working day) before the commencement of the meeting or adjourned meeting, unless a poll is taken:

(i)	otherwise than at or on the same day as the meeting or adjourned meeting; and

(ii)	more than 48 hours (excluding days that are not a working day) after it was demanded,

in which case, at least 24 hours (excluding days that are not a working day) before the time appointed for the taking of the poll at which the vote is cast.

Address

16.11	For the purposes of this article 16, “address” in relation to communications in electronic form sent by electronic means, includes any number or address, including (in the case of any Uncertificated Proxy Instruction permitted pursuant to article 16.8, an identification number of a participant in the relevant system concerned) used for the purposes of such communications.

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17.	Corporations acting by representatives

17.1	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. Subject to the Act, the person or any of the persons so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company.

17.2	Such corporation shall for the purpose of these articles be deemed to be present in person at any such meeting if a person so authorised is present at such meeting. A director, the secretary or some person authorised for the purpose by the secretary may require the corporation’s representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to them before permitting him to exercise his power.

18.	Directors

Number of directors

18.1	Subject as provided in these articles the directors shall not be fewer than two nor more than ten in number. The Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of directors.

Share qualification

18.2	A director shall not be required to hold any shares of the Company by way of qualification. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders’ meetings.

Directors’ fees

18.3	Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) such amount of aggregate fees as the Board decides (not exceeding £750,000 per annum (exclusive of value added tax, if applicable) in aggregate or such higher sum as the Company may decide by ordinary resolution). The aggregate fees shall (unless such resolution otherwise provides) be divisible among the directors as the Board decides, or, if no decision is made, equally, except that any director who shall hold office for part only of the period to which the remuneration relates shall be only entitled to a pro rata amount of such remuneration. A fee payable to a director pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles or otherwise and accrues from day to day.

18.4	Subject to the Statutes and these articles, the Board may arrange for part of a fee payable to a director under article 18.3 to be provided in the form of fully-paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the Board and shall be applied in the purchase or subscription of shares on behalf of the relevant director. In the case of a subscription of shares, the subscription price per share shall be deemed to be the closing middle-market quotation for a fully-paid share of the Company of that class as published in the NASDAQ Daily List (or such other quotation derived from such other source as the Board may deem appropriate) on the day of subscription.

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Other remuneration of directors

18.5	The remuneration of a director appointed to any executive office shall be fixed by the Board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

18.6	Any director who performs, or undertakes to perform, services which the Board considers go beyond the ordinary duties of a director may be paid such special remuneration (whether by way of fixed sum, bonus, commission, participation in profits or otherwise) as the Board may determine.

18.7	Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Board, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Board may determine.

Directors’ expenses

18.8	The Board may repay to any director all such reasonable expenses as he may properly incur in attending and returning from meetings of the Board or of any committee of the Board or shareholders’ meetings or otherwise in connection with the performance of his duties as a director of the Company.

Directors’ pensions and other benefits

18.9	The Board shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

Directors’ permitted interests

18.10	Provided (if these articles so require) that he has declared to the directors, in accordance with the provisions of the Act and these articles, the nature and extent of any interest of his, a director may (save as to the extent not permitted by law from time to time), notwithstanding his office, have an interest of the following kind; namely:

(a)	where a director (or a person connected with him) is party to or in any way directly or indirectly interested in, or has any duty in respect of, any existing or proposed contract or arrangement or transaction with the Company or any other undertaking in which the Company is in any way interested;

(b)	where a director (or a person connected with him) is a director, employee or other officer of, or a party to any arrangement or transaction with, or in any way interested in, any body corporate promoted by the Company or in which the Company is in any way interested;

(c)	where a director (or a person connected with him) is directly or indirectly interested in shares or share options of the Company or is directly or indirectly interested in shares or share options of, or an employee, director or other officer of a parent undertaking of, or a subsidiary undertaking of a parent undertaking of, the Company (as such terms are defined in section 1162 of the Act);

(d)	where a director (or a person connected with him) holds and is remunerated in respect of any office or place of profit (other than the office of auditor) under the Company or body corporate in which the Company is in any way interested;

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(e)	where a director is given a guarantee, or is to be given a guarantee, in respect of an obligation incurred by or on behalf of the Company or any body corporate in which the Company is in any way interested;

(f)	where a director (or a person connected with him or of which he is a member or employee) acts (or any body corporate promoted by the Company or in which the Company is in any way interested of which he is a director, employee or other officer acts) in a professional capacity for the Company or any body corporate promoted by the Company or in which the Company is in any way interested (other than as auditor) whether or not he or it is remunerated for this;

(g)	an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest; or

(h)	any other interest authorised by ordinary resolution.

No authorisation under article 18.12 shall be necessary in respect of any such interest.

18.11	In any situation or matter permitted by, or authorised under this article 18 (save as otherwise agreed by him) a director shall not by reason of his office be accountable to the Company for any benefit which he derives from that situation or matter and no such contract, arrangement or transaction shall be avoided on the grounds of any such interest or benefit.

Authorisation of directors’ interests

18.12	For the purposes of section 175 of the Act, the directors shall have the power, subject to articles 18.13 and 18.4, to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director under that section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

18.13	Authorisation of a matter under article 18.12 shall be effective only if:

(a)	the matter in question is proposed in writing for consideration at a meeting of the directors, in accordance with the Board’s normal procedures or in such other manner as the directors may determine;

(b)	any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together, the “Interested Directors”); and

(c)	the matter is agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

18.14	Any authorisation of a matter under article 18.12 may:

(a)	extend to any actual or potential conflict of interest which may arise out of the matter so authorised;

(b)	be given on such terms, and subject to such conditions or limitations as may be imposed by the authorising directors as they see fit from time to time, including, without limitation:

(i)	restricting the Interested Director from voting on any resolution put to a meeting of the directors or of a committee of the directors in relation to the matter so authorised;

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(ii)	restricting the Interested Director from being counted in the quorum at a meeting of the directors or of a committee of the directors where the matter so authorised is to be discussed; or

(iii)	restricting the application of the provisions in articles 18.16 and 18.7, so far as is permitted by law, in respect of such Interested Director; and

(c)	be withdrawn, or varied at any time by the directors entitled to authorise the relevant interest as they see fit from time to time; and

an Interested Director must act in accordance with any such terms, conditions or limitations as may be imposed on him by the authorising directors pursuant to such authorisation.

18.15	Subject to section 239 of the Act, the Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of this article 18.

18.16	Subject to article 18.17 (and without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this article), if a director, otherwise than by virtue of his position as director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

(a)	to disclose such information to the Company or to the directors, or to any director, officer or employee of the Company; or

(b)	otherwise to use or apply such information for the purpose of or in connection with the performance of his duties as a director.

18.17	Where such duty of confidentiality arises out of a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, article 18.16 shall apply only if the conflict arises out of a matter which is permitted by article 18.10 or has been authorised under article 18.12 (subject to any restrictions imposed by the authorising directors).

18.18	Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director may take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the directors for the purpose of or in connection with the situation or matter in question, including without limitation:

(a)	absenting himself from any discussions, whether in meetings of the directors or otherwise, at which the relevant situation or matter falls to be considered; and

(b)	excluding himself from documents or information made available to the directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

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Provisions applicable to declarations of interest

18.19	Subject to section 182 of the Act and articles 18.20 to 18.22, a director shall declare to the other directors the nature and extent of his interest:

(a)	if such interest is permitted under article 18.10 and is not fully within article 18.10(g);

(b)	if he is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company; or

(c)	if he is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, unless the interest has been declared under article 18.19(a) or 18.19(b).

18.20	The declaration of interest must (in the case of article 18.19(c)) and may, but need not (in the case of article 18.19(a) or 18.19(b)) be made:

(a)	at a meeting of the directors; or

(b)	by notice to the directors in accordance with:

(i)	section 184 of the Act (notice in writing); or

(ii)	section 185 of the Act (general notice).

18.21	A director need not declare an interest:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware); or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(i)	by a meeting of the directors; or

(ii)	by a committee of the directors appointed for the purpose under the articles.

18.22	The following further provisions apply in respect of the declaration of interests:

(a)	if a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made;

(b)	any declaration of interest required by articles 18.19(a) or 18.19(c) must be made as soon as is reasonably practicable;

(c)	any declaration of interest required by article 18.19(b) must be made before the Company enters into the transaction or arrangement;

(d)	a declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required (and, for this purpose, a director is treated as being aware of matters of which he ought reasonably to be aware); and

(e)	a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified.

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Appointment of executive directors

18.23	The Board may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of chairman or deputy chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

Ceasing to be a director

18.24	The appointment of any director to the office of chairman or deputy chairman or chief executive or managing or joint managing or deputy or assistant managing director shall automatically determine if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company. The appointment of any director to any other executive office shall not automatically determine if he ceases from any cause to be a director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Powers of executive directors

18.25	The Board may entrust to and confer upon any director holding any executive office any of the powers exercisable by them as directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time-to-time revoke, withdraw, alter or vary all or any of such powers.

Interpretation

18.26	For the purposes of this article 18:

(a)	where the context permits, any reference to an interest includes a duty and any reference to a conflict of interest includes a conflict of interest and duty and a conflict of duties;

(b)	an interest of a person who is connected with a director shall be treated as an interest of the director; and

(c)	the provisions of section 252 of the Act shall determine whether a person is connected with a director.

19.	Appointment and retirement of directors

Power of Company to appoint directors

19.1	Subject to the provisions of these articles and the NASDAQ Rules, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

Power of Board to appoint directors

19.2	Without prejudice to the power of the Company in general meeting pursuant to any of the provisions of these articles to appoint any person to be a director, the Board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

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Vacation of office

19.3	The office of a director shall be vacated if:

(a)	he ceases to be a director by virtue of any provision of the Statutes or he becomes prohibited by law from being a director;

(b)	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that act;

(c)	he is, or may be suffering from mental disorder and either:

(i)	he is admitted to hospital in pursuance of an application for admission for treatment pursuant to any statute relating to mental health; or

(ii)	an order is made by a court claiming jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a guardian, receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(d)	he resigns in writing delivered to the Registered Office or he offers in writing to resign and the Board resolves to accept such offer;

(e)	he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his office be vacated; or

(f)	notice stating he is removed from office as a director is served upon him signed by all his co-directors who must account to the members at the next general meeting of the Company. If a director holds an appointment to an executive office which automatically determines on his removal from office under this or the preceding sub-paragraph such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Removal of director

19.4	The Company may, in accordance with and subject to the provisions of the Statutes, by ordinary resolution of which special notice has been given remove any director from office (notwithstanding any provision of these articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a director so removed from office.

Resolution as to vacancy conclusive

19.5	A resolution of the Board declaring a director to have vacated office under the terms of article 19.4 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

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20.	Meetings and proceedings of directors

Convening of meetings of directors

20.1	Subject to the provisions of these articles the Board may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any director may, and the Secretary at the request of a director shall, summon a meeting of the Board. Notice of a Board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for that purpose. Any director may waive notice of any meeting and any such waiver may be retroactive.

Quorum

20.2	Save as provided in article 20.17, the quorum necessary for the transaction of business of the Board may be fixed from time to time by the Board and unless so fixed at any other number shall be two. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board.

Chairman

20.3	The Board may elect from their number a chairman and a deputy chairman (or two or more deputy chairmen) and determine the period for which each is to hold office and may at any time remove him or them from office. If no chairman or deputy chairman shall have been appointed or if at any meeting of the Board no chairman or deputy chairman shall be present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

Deputy chairman

20.4	If at any time there is more than one deputy chairman the right in the absence of the chairman to preside as chairman at a meeting of the Board or of the Company shall be determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Board.

Casting vote

20.5	Questions arising at any meeting of the Board shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

Restrictions on voting

20.6	Save as provided in articles 20.7 and 20.8, and whether or not the interest is one which is permitted under article 18.10 or authorised under article 18.12, a director shall not be permitted to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal in which he (or a person connected with him) has an interest. A director shall not be counted in the quorum at a meeting of the directors in relation to any resolution on which he is not entitled to vote.

20.7	Subject to the Act, a director shall (in the absence of some interest other than is set out below and subject to any restrictions imposed pursuant to article 18.14) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

(a)	in which he has an interest of which he is not aware;

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(b)	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)	in which he has an interest only by virtue of interests in shares or debentures or other securities of the Company, or by reason of any other interest in or through the Company;

(d)	which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of:

(i)	money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

(ii)	a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

(e)	concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings, in which offer the director is or may be entitled to participate as a holder of securities, or in the underwriting or sub-underwriting of which the director is to participate;

(f)	relating to any other body corporate in which he is interested, directly or indirectly and whether as a director or other officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) does not hold an interest in shares (as that term is defined in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital, or the voting rights in such body corporate;

(g)	relating to a pension, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which has been approved by HM Revenue & Customs or is conditional upon such approval or does not award him any privilege or benefit not awarded to the employees to whom such scheme relates;

(h)	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of directors or for the benefit of persons including directors;

(i)	concerning the giving of indemnities in favour of directors;

(j)	concerning the funding of expenditure by any director or directors on (i) defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief under sections 661(3) or (4) or 1157 of the Act or otherwise or (iii) defending him or them in any regulatory investigations;

(k)	concerning the doing of anything to enable any director or directors to avoid incurring expenditure as described in article 20.7(j); or

(l)	in respect of which his interest, or the interest of directors generally, has been authorised by ordinary resolution.

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20.8	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under article 20.7(f)) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

20.9	If a question arises at any time as to whether any interest of a director prevents him from voting, or being counted in the quorum, under articles 20.6 to 20.8, and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such director (so far as known to him) has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote shall be final and conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as known to him) has not been fairly disclosed to the directors.

20.10	Subject to the Act, the Company may by ordinary resolution ratify any transaction not duly authorised by reason of a contravention of any restrictions in these articles of a director’s entitlement to vote.

20.11	For the purposes of articles 20.6 to 20.9 and this article 20.11 (which shall each apply equally to alternate directors):

(a)	where the context permits, any reference to an interest includes a duty and any reference to a conflict of interest includes a conflict of interest and duty and a conflict of duties;

(b)	an interest of a person who is connected with a director shall be treated as an interest of the director;

(c)	the provisions of section 252 of the Act shall determine whether a person is connected with a director; and

(d)	in the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

Number of directors below minimum

20.12	The continuing directors may act notwithstanding any vacancies, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles the continuing directors or director may act for the purpose of filling such vacancies or of summoning a general meeting for the purpose of making such appointment, but not for any other purpose. If there are no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

Written resolutions

20.13	A resolution in writing executed by or on behalf of all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as effectual as if it had been passed at a meeting of the directors or, as the case may be, a committee of directors duly convened and held and may consist of several documents each accurately stating the terms of the resolution and each executed by or on behalf of one or more directors but a resolution executed by an alternate director need not also be executed by his appointor and, if it is executed by a director who has appointed an alternate director, it need not also be executed by the alternate director in that capacity. Such a resolution need not be signed by a director who is prohibited by these articles from voting on that matter or by his alternate.

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20.14	Subject to the provisions of the Act and where the Company has so agreed (generally or specifically), the confirmation to the Company by a director of his assent to any resolution by electronic means, sent to the electronic address notified by the Company for this purpose, shall be deemed to constitute a duly executed document for the purposes of article 20.13.

Validity of proceedings

20.15	All acts done by any meeting of the Board, or of any committee of the Board, or by any person acting as a director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of those persons so acting, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Telephone meetings

20.16	Save as provided in article 20.17, any director or his alternate may participate in a meeting of directors by means of a conference telephone or similar communications system whereby all those participating in the meeting can hear and address each other. Such participation shall be deemed to constitute presence in person at such meeting for all purposes including that of establishing a quorum and entitlement to vote. A meeting held by such means shall be deemed to take place where the largest group of participators in number is assembled. In the absence of such a majority the location of the chairman shall be deemed to be the place of the meeting. A resolution passed at any meeting held in the above manner, and signed by the chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be), duly convened and held.

Quarterly board meetings

20.17	The Board shall convene and the Company shall hold board meetings at least once every calendar quarter and decisions that are key or otherwise strategic in nature shall only be taken at such quarterly meetings (which can be convened more regularly should the need arise, but must adhere to the principles of this article). Such meetings shall be held in London and a quorum shall only be declared and such a meeting only take place circumstances where a majority of the directors including but not limited to the Chairman are physically present in London.

21.	Committees of the directors

Appointment and constitution of committees

21.1	The Board may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the directors) to committees consisting of one or more directors and (if thought fit) one or more other named persons or person to be co-opted as provided below. The Board may from time-to-time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any such power or discretion is delegated to a committee, any reference in these articles to the exercise by the Board of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than directors and may provide for members who are not directors to have voting rights as members of the committee but so that the number of members who are not directors shall be fewer than one-half of the total number of members of the committee.

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Proceedings of committee meetings

21.2	The meetings and proceedings of any such committee consisting of two or more persons shall (with necessary changes only) be governed by the provisions of these articles regulating the meetings and proceedings of the Board, so far as the same are not superseded by any regulations made by the Board under article 21.1.

22.	Powers of directors

General powers

22.1	The business and affairs of the Company shall be managed by the Board, who may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Statutes or by these articles required to be exercised by the Company in general meeting subject nevertheless to any regulations of these articles, to the provisions of the Statutes and to such regulations as may be prescribed by special resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this article 22.1 shall not be limited or restricted by any special authority or power given to the Board by any other article.

Local boards

22.2	The Board may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies in their number, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by such annulment or variation.

Appointment of attorney

22.3	The Board may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may from time-to-time revoke, withdraw, alter or vary any of such powers.

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President

22.4	The Board may from time to time elect a president of the Company and may determine the period for which he shall hold office. Such president may be either honorary or paid such remuneration as the Board in its discretion shall think fit, and need not be a director but shall, if not a director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board.

Associate directors

22.5	The Board may appoint any person (not being a director) to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a director for any of the purposes of the Act or these articles.

Signature on cheques etc.

22.6	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

23.	Alternate directors

23.1	Any director (other than an alternate director) may at any time by writing under his hand and deposited at the Registered Office, or delivered at a meeting of the Board, appoint any person (other than another director) to be his alternate director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Board or unless the appointee is another director, shall have effect only upon and subject to being approved by the Board.

23.2	The appointment of an alternate director shall determine on the happening of any event which if he were a director would cause him to vacate such office or if his appointor ceases to be a director.

23.3	An alternate director shall be entitled to receive notices of meetings of the Board and shall be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he (instead of his appointor) were a director. If he shall be himself a director (or shall attend any such meeting as an alternate for more than one director), his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being temporarily unable to act through ill health or disability his signature to any resolution in writing of the Board shall be as effective as the signature of his appointor. To such extent as the Board may from time to time determine in relation to any committees of the Board the foregoing provisions of this article shall also apply with necessary changes only to any meeting of any such committee of which his appointor is a member. An alternate director shall not (save as aforesaid) have power to act as a director, nor shall he be deemed to be a director for the purposes of these articles, nor shall he be deemed to be the agent of his appointor.

23.4	An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions with the Company and to be repaid expenses and to be indemnified to the same extent with necessary changes only as if he were a director but he shall not be entitled to receive from the Company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

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24.	Secretary

The Secretary shall be appointed by the Board on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as joint secretaries. The Board may also appoint from time to time on such terms as they may think fit one or more deputy and/or assistant secretaries. Any provision of the Act or these articles requiring or authorising a thing to be done by or to a director and the Secretary shall not be satisfied by it being done by or to the same person acting both as director and as, or in place of, the Secretary.

25.	Provision for employees

The Board may by resolution exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

26.	Untraceable members

26.1	The Company shall be entitled to cease sending dividend warrants by post if such warrants have been returned undelivered or left uncashed, provided that this power may not be exercised until either such warrants have been so returned or left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder.

26.2	The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law provided that this power may not be exercised unless:

(a)	during the period of 12 years prior to the date of the publication of the advertisements referred to in article 26.2(b) (or, if published on different dates, the latest date) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company in respect of the shares has been cashed and no fewer than three dividends in respect of the shares have become payable during such period and no dividend in respect of those shares has been claimed;

(b)	the Company shall on expiry of such period of 12 years have inserted advertisements in both a national daily newspaper and in a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised by these articles is located giving notice of its intention to sell the shares;

(c)	during such period of 12 years and the period of three months following the publication of such advertisements (or, if published on different dates, the latest date) and prior to the exercise of the power of sale, the Company shall have received no communication from such member or person; and

(d)	(if that the Company has any of its securities admitted to NASDAQ) the Company has given notice to NASDAQ or the SEC of its intention to make such sale, if shares of the class concerned are listed on NASDAQ.

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26.3	To give effect to any such sale pursuant to article 26.2 the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission on death or bankruptcy or otherwise by operation of law to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating to the transfer nor shall the transferee be bound to see the application of the purchase moneys. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for a sum equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such sum which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit.

27.	Borrowing powers

The Board may exercise all the powers of the Company to borrow money, to give guarantees and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

28.	The seal

28.1	The Board shall provide for the safe custody of the common seal of the Company which shall not be used without the authority of the Board or of a committee authorised by the Board in that behalf.

28.2	Every instrument to which the common seal of the Company shall be affixed shall be signed by one director and the Secretary or by two directors save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signature or either of them be dispensed with or affixed by some method or system of mechanical signatures.

28.3	Any instrument signed by one director (in the presence of a witness who attests the signature), one director and the Secretary, or by two directors and expressed to be executed by the Company shall have the same effect as if executed under the common seal of the Company, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Board or of a committee authorised by the Board in that behalf.

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29.	Authentication of documents

Any director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any book, record, document or account relating to the business of the Company and to certify copies or extracts of such resolution, book, record, document or account as true copies or extracts, and if any resolution, book, record, document or account is elsewhere than at the Registered Office the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee, which is certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such certified copy that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

30.	Reserves

The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Board may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Board may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same, the Board shall comply with the provisions of the Statutes.

31.	Dividends

Final dividends

31.1	Subject to the provisions of the Act and of these articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests but no such dividends shall exceed the sum recommended by the Board.

Interim dividends

31.2	In so far as in the opinion of the Board the profits of the Company justify such payments, the Board may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment of such dividends and may also from time to time declare and pay interim dividends on shares of any class of such sums and on such dates and in respect of such periods as it thinks fit. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Ranking of shares for dividend

31.3	Unless and to the extent that the rights attached to any shares or the terms of issue of such shares otherwise provide, all dividends or other sums which amount to a distribution will be distributed among the holders of the Preference Shares, and the Ordinary Shares so that the holders of Preference Shares receive a total of one pound in aggregate (as a class), payment of which may be made to any holder of Preference Shares on behalf of the class, and the remainder shall be distributed to the holders of the Ordinary Shares pro rata to their respective holdings of Ordinary Shares.

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No dividend except out of profits

31.4	No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

No interest on dividends

31.5	No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

Retention of dividends

31.6	The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or obligations in respect of which the lien exists.

31.7	The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares in these articles entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

Waiver of dividend

31.8	The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the holder of such share (or the person becoming entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

Unclaimed dividend

31.9	All dividends, interest or other sum payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. Any dividend unclaimed after a period of twelve years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

Distribution in specie

31.10	The Company may upon the recommendation of the Board by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Board shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient and in particular:

(a)	may issue fractional certificates;

(b)	may fix the value for distribution of such specific assets or any part of such specific assets;

(c)	may determine that cash payments shall be made to any member upon the footing of the value so fixed in order to adjust the rights of all members; and

(d)	may vest any such specific assets in trustees as may seem expedient to the Board.

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Manner of payment of dividends

31.11	Any dividend or other moneys payable in cash on or in respect of a share may be paid by one or more of the following methods to be determined by the Board from time to time as it sees fit:

(a)	by cheque, warrant or other financial instrument (made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event may direct) sent through the post to the registered address of the member or person entitled to such dividend or other moneys (or, if two or more persons are registered as joint holders of the share or are entitled to such share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event, to any one of such persons) or to such person and such address as such member or person or persons may in writing direct;

(b)	by means of the relevant system (including, without limitation, CREST) in respect of an uncertificated share if the Board decides and the person entitled to payment has in writing authorised the payment to be made by means of that system; or

(c)	by such other method as the person entitled to the payment may agree in writing.

31.12	Payment by cheque or warrant or other financial instrument by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant or other financial instrument shall be sent at the risk of the person entitled to the money represented by such cheque or warrant or other financial instrument and shall (where relevant) be crossed in accordance with the Cheques Act 1992. Payment by bank or other funds transfer, by means of relevant systems (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the Cash Memorandum Account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct) or by another method at the direction of the person(s) entitled to payment shall be a good discharge to the Company and the Company shall have no responsibility for any amounts lost or delayed in the course of making that payment. If any such cheque, warrant or other financial instrument has been, or shall be alleged to have been, lost, stolen or destroyed, the Board may, at the request of the person(s) entitled to it, issue a replacement cheque, warrant or other financial instrument or other form of payment subject to compliance with such conditions as to evidence and indemnity and the payment of such out-of-pocket expenses incurred by the Company in connection with the request as the Board may think fit. Notwithstanding any other provision of these articles relating to payments in respect of shares, where:

(a)	the Board determines to make payments in respect of uncertificated shares through the relevant system, it may also determine or enable any holder of uncertificated shares to elect not to receive dividends through the relevant system and, in such event, establish procedures to enable such holder to make, vary or revoke any such election; and

(b)	the Company receives an authority in respect of such payments in respect of shares in a form satisfactory to it from a holder of any shares (whether such authority is given in writing or by means of the relevant system or otherwise), the Company may make, or procure the making of, such payments in accordance with such authority and any payment made in accordance with such authority shall constitute a good discharge therefore.

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31.13	Subject to the provisions of these articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Board may determine.

31.14	If any dividend or other moneys payable on or in respect of a share are to be paid in a currency other than sterling, the Board may make such provisions as it thinks fit to enable such payment to be made, including making arrangements to enable payment to be made in the relevant currency for value on the date due for payment or on such later date as the Board may decide.

31.15	Where a dividend or other moneys payable on or in respect of a share are to be paid in a currency other than sterling, the rate of exchange to be used to calculate the relevant amount of foreign currency shall be such market rate selected by the Board as it shall consider appropriate, ruling at any time between the close of business on the business day immediately preceding the day on which the Board publicly announces its intention to pay or recommend (as the case may be) the relevant dividend and the close of business on the day on which that dividend is paid.

Joint holders

31.16	If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death, bankruptcy or mental disorder of the holder or otherwise by operation of law or any other event, any one of them may give effectual receipts for any dividend or other money payable or property distributable on or in respect of the share.

Record date for dividends, issues of shares etc.

31.17	Subject to the Statutes and the NASDAQ Rules, the Company in general meeting, or the Board by resolution, may specify any date (the “record date”) as the date at the close of business on which persons registered as the holders of shares shall be entitled to receipt of any dividend, distribution, interest, allotment, issue or other right and such record date may be on, or at any time before or after, that on which the resolution is passed. Upon that date the dividend, distribution, interest, allotment, issue or other right shall then be payable or due to them in accordance with their respective holdings so registered, but without prejudice to the rights between transferors and transferees of any such shares in respect of such dividend, distribution, interest, allotment, issue or other right.

32.	Capitalisation of profits and reserves

32.1	The Board may, with the sanction of an ordinary resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve, or other undistributable reserve) or any sum standing to the credit of profit and loss account.

32.2	Subject to article 18.4, such capitalisation shall be effected by appropriating such sum to the holders of ordinary shares on the Register at the close of business on the date of the resolution (or such other date as may be specified in such resolution or determined as provided in such resolution) in proportion to their holdings of ordinary shares and applying such sum on their behalf in paying up in full unissued ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in proportion to their holdings.

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32.3	The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Board to make such provision as it thinks fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit of such fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental to such capitalisation and any agreement made under such authority shall be effective and binding on all concerned.

33.	Accounts

Accounting records

33.1	Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Registered Office, or at such other place as the Board thinks fit, and shall always be open to inspection by the officers of the Company. No member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these articles or as ordered by a court of competent jurisdiction or as authorised by the Board.

Copies of accounts for members

33.2	A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be comprised in such balance sheet and profit and loss account or attached or annexed to such balance sheet and profit and loss account) shall no fewer than twenty-one days before the date of the annual general meeting be sent or supplied to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these articles. Provided that this article shall not require a copy of these documents to be sent or supplied to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent or supplied shall be entitled to receive a copy free of charge on application at the Registered Office.

34.	Auditors

Validity of auditor’s acts

34.1	Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

Auditor’s rights to attend general meetings

34.2	An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

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35.	Notices

Service of notices and other documents

35.1	Subject to the requirements set out in the Act and provided that the Company has complied with all applicable regulatory requirements, any notice given or document sent or supplied to or by any person under these articles, or otherwise sent by the Company under the Act, may be given, sent or supplied:

(a)	in hard copy form;

(b)	in electronic form; or

(c)	(by the Company) by means of a website (other than notices calling a meeting of directors),

or partly by one of these means and partly by another of these means.

Notices shall be given and documents supplied in accordance with the procedures set out in the Act, except to the extent that a contrary provision is set out in this article 35.

Notices in hard copy form

35.2	Any notice or other document in hard copy form given or supplied under these articles may be delivered or sent by first class post (airmail if overseas):

(a)	to the Company at the Registered Office or any other company at its registered office; or

(b)	to the address notified to or by the Company for that purpose; or

(c)	in the case of a member or his legal personal representative or trustee in bankruptcy, to such member’s address as shown in the Register; or

(d)	in the case of an intended recipient who is a director or alternate, to his address as shown in the register of directors; or

(e)	to any other address to which any provision of the Companies Acts (as defined in the Act) authorises the document or information to be sent or supplied; or

(f)	where the Company is the sender, if the Company is unable to obtain an address falling within one of the addresses referred to in (a) – (e) above, to the intended recipient’s last address known to the Company.

35.3	In the case of a member registered on a branch register, if any such notice or document is posted in hard copy or electronic form it may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

35.4	Any notice or other document in hard copy form given or supplied under these articles shall be deemed to have been served and be effective:

(a)	if delivered, at the time of delivery; and

(b)	if posted, on receipt or 48 hours after the time it was posted, whichever occurs first.

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Notices in electronic form

35.5	Subject to the provisions of the Act and provided that the Company has complied with all applicable regulatory requirements, any notice or other document in electronic form given or supplied under these articles may:

(a)	if sent by fax or email (provided that a fax number or an address for email has been notified to or by the Company for that purpose), be sent by the relevant electronic form to that address;

(b)	if delivered or sent by first class post (airmail if overseas) in an electronic form (such as sending a disk by post), be so delivered or sent as if in hard copy form under article 35.2; or

(c)	be sent by such other electronic means (as defined in section 1168 of the Act) as the Company may specify:

(i)	on its website from time to time; or

(ii)	by notice (in hard copy or electronic form) to all members of the Company from time to time.

35.6	Any notice or other document in electronic form given or supplied under these articles shall be deemed to have been served and be effective:

(a)	if sent by facsimile or email (where a fax number or an address for email has been notified to or by the Company for that purpose), on receipt or 48 hours after the time it was sent, whichever occurs first;

(b)	if posted in an electronic form, on receipt or 48 hours after the time it was posted, whichever occurs first;

(c)	if delivered in an electronic form, at the time of delivery; and

(d)	if sent by any other electronic means as referred to in article 35.5(c), at the time such delivery is deemed to occur under the Act.

35.7	Where the Company is able to show that any notice or other document given or sent under these articles by electronic means was properly addressed with the electronic address supplied by the intended recipient, the giving or sending of that notice or other document shall be effective notwithstanding any receipt by the Company at any time of notice either that such method of communication has failed or of the intended recipient’s non-receipt.

Notice by means of a website

35.8	Subject to the provisions of the Act and provided that the Company has complied with all applicable regulatory requirements, any notice or other document or information to be given, sent or supplied by the Company to members under these articles (or to any other person with rights to receive copies of such notices or other documents or information to be given, sent or supplied by the Company to members) may be given, sent or supplied by the Company by making it available on the Company’s website, provided that:

(a)	the member has expressly agreed (generally or specifically) that documents or notices may be sent by means of a website to him or he has been asked (individually) to agree that documents and notices can be sent by means of a website and the Company has received no response to that request within 28 days from the date on which the request was sent; and

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(b)	the documents are documents to which the agreement applies; and

(c)	the member is notified of the presence of the documents on the website, the address of the website, the place on the website where the documents may be accessed and how they may be accessed.

35.9	Documents must be available on the website for a period of not less than 28 days from the date of notification unless the Statutes make provision for any other time period.

35.10	If the documents are published on the website for a part only of the period of time referred to in the above Article, they will be treated as being published throughout the period is the failure to publish throughout the period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

Documents sent by the Company in electronic form

35.11	Subject to any requirement of the Act and provided that the Company has complied with all applicable regulatory requirements, the Company may send any documents or notices to its members in electronic form and such documents or notices will be validly sent provided that:

(a)	the member has agreed (generally or specifically) (or in the case of a company is deemed to have agreed by a provision in the Statutes) that documents or notices can be sent in electronic form;

(b)	the documents are documents to which the agreement applies; and

(c)	copies of the documents are sent in electronic form to the address notified by the member to the Company for that purpose.

General

35.12	The accidental omission to give notice to or the non-receipt of notice by any person entitled to such notice shall not invalidate any general meeting or any proceedings at such general meeting.

35.13	Without prejudice to article 35.12, where the Company is able to show that any notice of general meeting or other notice or document sent by electronic means was properly addressed with the electronic address supplied by the intended recipient, the giving of that notice or sending of that document shall be effective notwithstanding any receipt by the Company at any time of notice either that such method of communication has failed or of the intended recipient’s non-receipt.

35.14	Without prejudice to article 35.12, where notice is given or document sent by means of a website, the accidental failure to make the notice or document available on the website throughout the requisite period shall, subject to the provisions of the Act, not invalidate any general meeting or any proceedings at such general meeting and the giving of that notice or sending of that document shall be effective.

35.15	A member present either in person or by proxy, at any meeting of the Company or the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purpose for which it was called.

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Joint holders

35.16	Any notice given to the joint holder of a share whose name stands first in the Register in respect of the share (the “Primary Holder”) shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded for the purposes of determining the Primary Holder.

35.17	Anything agreed or specified by the Primary Holder in relation to the service, sending or supply of notices, documents or other information shall be treated as the agreement or specification of all the joint holders in their capacity as such (whether for the purposes of the Act or otherwise).

Deceased and bankrupt members

35.18	A person entitled to a share in consequence of the death, bankruptcy or mental disorder of a member or by operation of law or any other event upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy or other event would be entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these articles shall, notwithstanding that such member is then dead or bankrupt or in liquidation, and whether or not the Company has received notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

Overseas members

35.19	A member who (having no registered address within the United Kingdom) has not supplied to the Company either an address within the United Kingdom or a valid email address for the service of notices shall not be entitled to receive notices from the Company.

Suspension of postal services

35.20	If at any time by reason of the suspension or curtailment of postal services or threat thereof within the United Kingdom the Company is or would be unable to convene a general meeting effectively by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in no fewer than one national daily newspaper published in the United Kingdom with appropriate circulation and, where the Company keeps an overseas branch register, in at least one daily newspaper published in the territory where such register is maintained and such notice shall be deemed to have been duly served on all members entitled to such notice at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable. All members are deemed to have agreed to this method of communication in the circumstances referred to in this article.

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Statutory requirements as to notices

35.21	The provisions in these articles regarding the serving of notices and other documents are subject to any requirements in the Statutes that a particular offer, notice or other document be served in any particular manner.

36.	Destruction of documents

The Company may destroy:

(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b)	any variation or cancellation of any dividend mandate at any time after the expiry of two years from the date such variation or cancellation was recorded by the Company;

(c)	any notification of change of name or address at any time after the expiry of two years from the date such notification was recorded by the Company;

(d)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(e)	any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it,

and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed under this article was a valid and effective document in accordance with the recorded particulars of that document in the books or records of the Company. Provided always that:

(i)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as stated in this article or in any case where the conditions of proviso (i) are not fulfilled; and

(iii)	references in this article to the destruction of any document include references to its disposal in any manner.

37.	Change of name

The Company may change its name by resolution of the directors

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38.	Winding up

Directors’ power to petition

38.1	The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

Distribution of assets in specie

38.2	If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the liquidator may, with the authority of a special resolution and subject to any provision sanctioned in accordance with the provisions of the Insolvency Act 1986, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability. The liquidator may make any provision referred to in and sanctioned in accordance with the provisions of the Insolvency Act 1986.

Transfer or sale under section 110 Insolvency Act 1986

38.3	A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 of the Insolvency Act 1986 may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the members otherwise than in accordance with their existing rights and any such determination shall be binding on all the members subject to the right of dissent and consequential rights conferred by that section.

39.	Indemnity

39.1	Subject to the provisions of and so far as may be permitted by the Statutes, every director or other officer of the Company (excluding the Company’s auditors) shall be entitled to be indemnified by the Company (and the Company shall also be able to indemnify directors of any associated company (as defined in section 256 of the Act)) out of the Company’s assets against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, provided that no director of the Company or any associated company is indemnified by the Company against:

(a)	any liability incurred by the director to the Company or any associated company; or

(b)	any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirements of a regulatory nature; or

(c)	any liability incurred by the director:

(i)	in defending any criminal proceedings in which he is convicted;

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(ii)	in defending civil proceedings brought by the Company or any associated company in which final judgment (within the meaning set out in section 234 of the Act) is given against him; or

(iii)	in connection with any application under sections 661(3) or 661(4) or 1157 of the Act (as the case may be) for which the court refuses to grant him relief,

save that, in respect of a provision indemnifying a director of a company (whether or not the Company) that is a trustee of an occupational pension scheme (as that term is used in section 235 of the Act) against liability incurred in connection with that company’s activities as trustee of the scheme, the Company shall also be able to indemnify any such director without the restrictions in articles 39.1(a), 39.1(c)(ii) and 39.1(c)(iii) applying

39.2	Subject to the provisions of and so far as may be permitted by the Statutes, and without prejudice to article 39.1, the Board shall have power to purchase and maintain insurance at the expense of the Company for or for the benefit of any persons who are or were at any time directors, officers or employees of any Relevant Company (as defined in the following article) or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to a Relevant Company arising out of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

39.3	For the purpose of article 39.2, “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

40.	Forum Selection

40.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of England and Wales shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owned by any director, officer or other employee of the Company (including but not limited to duties arising under the Act);

(c)	an action arising out of or in connection with these Articles (pursuant to any provision of the laws of England and Wales or the Company’s memorandum of association and Articles (as either may be amended from time to time)), or otherwise in any way relating to the constitution or the Company; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

40.2	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a clause of action arising under the United States Securities Act 1933, as amended or any successor thereto.

40.3	For the avoidance of doubt, nothing contained in this article 40 shall apply to any action brought to enforce a duty or liability created by the United States Securities Exchange Act of 1934 or the United States Securities Act of 1933, as amended, or any successor thereto, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

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